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                                                                    EXHIBIT 21.1

                        Subsidiaries of the Registrant
                        ------------------------------


Name                                              State of Incorporation
----                                              ----------------------

DDi Capital Corp.                                 California

Dynamic Details, Incorporated                     California
     (formerly Details, Inc.)


Dynamic Details Incorporated, Colorado Springs    Colorado
     (formerly Colorado Springs Circuits)
     (doing business as NTI)


Dynamic Details Incorporated, Silicon Valley      Delaware
     (formerly Dynamic Circuits Inc.)


Dynamic Details Incorporated, Texas               Delaware
     (formerly known as DCI)